Exhibit 107
Calculation of Filing Fee Table

FORM S-3
(Form Type)

American Electric Power Company, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	Equity	Common Stock par value $6.50 per share (1)	457(c)	10,000,000	$77.92 (2)	$779,200,000 (2)	0.00014760	$115,009.92
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A
Total Offering Amounts						$779,200,000		$115,009.92
Total Fees Previously Paid								N/A
Total Fee Offsets								$51,789.45 (3)
Net Fee Due								$63,220.47 (3)

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		N/A	N/A	N/A		N/A
Fee Offset Sources	N/A	N/A	N/A		N/A						N/A
Rules 457(p)
Fee Offset Claims	American Electric Power Company, Inc.	S-3	333-250106	November 16, 2020		$51,789.45 (3)	Equity	Common Stock par value $6.50 per share	5,241,218	$474,697,114.26 (3)
Fee Offset Sources	American Electric Power Company, Inc.	S-3	333-250106		November 16, 2020						$98,812 (3)

(1)    In addition, pursuant to Rule 416, this registration statement shall also cover any additional shares of Common Stock that become available under the American Electric Power Company, Inc. Dividend Reinvestment and Direct Stock Purchase Plan by reason of any stock dividend, stock split or similar transaction.
(2)    Pursuant to Rule 457(c), these prices were estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Registrant’s Common Stock on the NASDAQ Stock Market LLC on November [8], 2023. See Note (3) below.
(3)    American Electric Power Corporation paid an aggregate registration fee of $98,812 in connection with the Registration Statement on Form S-3 (Registration Statement No. 333-250106), filed on November 16, 2020 (the “Prior Registration Statement”) relating to the registration of 10,000,000 shares of Common Stock, 5,241,218 of which have not been sold or issued. Pursuant to Rule 457(p), the $115,009.92 registration fee associated with this filing is being partially offset by the $51,789.45 in fees that remain available under the Prior Registration Statement. As a result, the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.